UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2015 (September 30, 2015)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	333-180356 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 24, 2015, RREEF America L.L.C. (“RREEF America”), the advisor and sponsor of RREEF Property Trust, Inc. (the “Company”), entered into an agreement of purchase and sale (the “Purchase Agreement”) with Flats at Carrs Hill, LP (the “Seller”), a Florida limited partnership, which is not affiliated with the Company, RREEF America or any of their respective affiliates. On September 30, 2015, pursuant to the Assignment of Agreement of Purchase and Sale, by and between RREEF America and RPT Flats at Carrs Hill, LLC (“RPT Flats at Carrs Hill”), a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company, RREEF America assigned its right, title and interest in and to the Purchase Agreement to the Company, through RPT Flats at Carrs Hill.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to purchase real property comprised of a 138 unit student housing apartment property covering 135,896 square feet located on a 14.3 acre site in Athens, Georgia (the “Property”) for a gross purchase price of $27.0 million, exclusive of closing costs.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2015, the Company completed the acquisition of the Property. The Company funded the acquisition, including closing costs, with existing capital and a $27.0 million borrowing from the Company's credit facility with Wells Fargo Bank, N.A. Of the $27.0 million borrowed, approximately $13.6 million is from existing borrowing capacity on previously acquired properties, while approximately $13.4 million is allocated to the Property. The credit facility bears interest at a variable per annum rate equal to the one-month LIBOR rate plus 1.70%, payable monthly, which equated to approximately 1.9% at the time of acquisition for these borrowings. With these borrowings, the Company's six properties have a combined loan-to-cost ratio of approximately 51%, and the Company has an overall loan-to-value ratio of approximately 47%.

The Property is a Class A student housing apartment building with 138 units and 316 beds. The Property provides 304 parking spaces, of which 115 are covered. The Property is located at 592 Oconee Street in Athens, Georgia, just one quarter of a mile east of the University of Georgia (“UGA”) campus and walking distance from coffee shops, bookstores, restaurants and bars. Among other amenities, the Property features a full-size indoor basketball court, multiple lounges, a 24-hour fitness center and a pool. Additionally, UGA recently approved an expansion of the North Oconee River Greenway trail, a 3.65 mile walking and biking path, which will provide the student residents direct pedestrian access to additional parts of campus.

The Property was completed in late 2013, was 100% leased for the 2014-2015 school year and was 100% pre-leased for the 2015-2016 school year.

In evaluating the Property as a potential acquisition and in determining an appropriate purchase price, the Company considered a variety of factors, including the financial performance of the Property, the location of the Property, visibility and access, age of the Property and physical condition, and local market conditions, including vacancy rates. The Company does not currently have plans to renovate the Property.

The Company has engaged D.P. Preiss Company, Inc. as the property manager for the Property.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Property Acquired

Since it is impracticable to provide the required financial statements for the acquisition of the Property at the time of filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before December 10, 2015, which date is within the period allowed to file such an amendment.

(b)	Pro Forma Financial Information

See paragraph (a) above.

(d) Exhibits

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric M. Russell
Name:	Eric M. Russell
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: September 30, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement of Purchase and Sale, dated as of September 24, 2015, by and between Flats at Carrs Hill, LP and RREEF America L.L.C.
10.2	Assignment of Purchase and Sale Agreement, dated as of September 30, 2015, by and between RREEF America L.L.C. and RPT Flats at Carrs Hill, LLC.